Exhibit 99.1

CVG Announces the Appointment of Christopher H. Bohnert as Chief Financial Officer and Chief Accounting Officer

NEW ALBANY, Ohio, October 5, 2020 /PRNewswire/ -- Commercial Vehicle Group, Inc. (“CVG” or the “Company”) (Nasdaq: CVGI), a diversified industrial company, today announced the appointment of Christopher H. Bohnert as Chief Financial Officer and Chief Accounting Officer as of Monday, October 19, 2020.

Mr. Bohnert comes to CVG from Calumet Specialty Products Partners, L.P. where he served as Chief Financial Officer for Finished Lubricants & Chemicals. He has more than 25 years of global financial leadership experience across a wide range of industries including transportation and plastics. Prior to joining Calumet, Mr. Bohnert held positions as Chief Financial Officer and Chief Accounting Officer with global manufacturers including Titan International, Silgan Plastics Corporation, and AB Mauri Fleischmann’s. Mr. Bohnert started his career in public accounting with KPMG LLP.

Mr. Bohnert holds a BS in Accountancy and a BSBA in Economics from the University of Missouri and an MS in Accountancy from the University of South Carolina. His leadership experience encompasses Finance, Accounting, Internal Audit, Investor Relations, Treasury, Information Technology, Mergers and Acquisitions and team rebuilding.

According to Mr. Bohnert, it is an exciting time to join CVG. “I look forward to helping the company manage through the current economic challenges and drive an increasingly differentiated customer and product portfolio,” he commented. “I am excited about working with Harold and the entire CVG team to advance our strategic growth initiatives and create value for our shareholders.”

“I am pleased to welcome Chris to CVG and have him lead the finance function of our global organization,” said Harold Bevis, President and CEO. “Chris also has great experience in mergers, acquisitions, and capital market financing. This will help us accelerate our activities to expand the Company’s portfolio and lessen our exposure to heavy-duty truck markets.”

Investor Contact
Aneezal Mohamed, General Counsel
Commercial Vehicle Group, Inc.
(614) 289-0326

About CVG

CVG, Inc. (through its subsidiaries) is a diversified industrial company that provides seating systems, electro-mechanical assemblies, wire harnesses, plastic parts, engineered structures, panel assemblies, and warehouse automation subsystems for many markets including the following: ecommerce, e-tailing, trucking, last-mile delivery, electric vehicles, military equipment, warehouse equipment, buses, construction equipment, agricultural vehicles, specialty transportation vehicles, mining, industrial equipment and off-road recreational markets. Information about CVG and its products is available on the internet at www.cvgrp.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as “believe”, “anticipate”, “plan”, “expect”, “intend”, “will”, “should”, “could”, “would”, “project”, “continue”, “likely”, and similar expressions. In particular, this press release may contain forward-looking statements about Company expectations for future periods with respect to its plans to improve financial results and enhance the Company, the future of the Company’s end markets, including the short-term and potential longer-term impact of the COVID-19 pandemic on Class 8 and Class 5-7 North America truck build rates and performance of the global construction equipment business, expected cost savings, the Company’s initiatives to address customer needs, organic growth, the Company’s plans to focus on certain segments and markets and the Company’s financial position or other financial information. These statements are based on certain assumptions that the Company has made in light of its experience as well as its perspective on historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to: (i) a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in our financial statements; (ii) future financial restatements affecting the company; (iii) general economic or business conditions affecting the markets in which the Company serves; (iv) the Company's ability to develop or successfully introduce new products; (v) risks associated with conducting business in foreign countries and currencies; (vi) increased competition in the medium- and heavy-duty truck markets, construction, agriculture, aftermarket, military, bus and other markets; (vii) the Company’s failure to complete or successfully integrate strategic acquisitions and the impact of such acquisitions on business relationships; (viii) the Company’s ability to recognize synergies from the reorganization of the segments; (ix) the Company’s failure to successfully manage any divestitures; (x) the impact of changes in governmental regulations on the Company's customers or on its business; (xi) the loss of business from a major customer, a collection of smaller customers or the discontinuation of particular commercial vehicle platforms; (xii) the Company’s ability to obtain future financing due to changes in the lending markets or its financial position; (xiii) the Company’s ability to comply with the financial covenants in its debt facilities; (xiv) fluctuation in interest rates or change in the reference interest rate relating to the Company’s debt facilities; (xv) the Company’s ability to realize the benefits of its cost reduction and strategic initiatives and address rising labor and material costs; (xvi) volatility and cyclicality in the commercial vehicle market adversely affecting us, including the impact of the current COVID-19 pandemic; (xvii) the geographic profile of our taxable income and changes in valuation of our deferred tax assets and liabilities impacting our effective tax rate; (xviii) changes to domestic manufacturing initiatives; (xix) implementation of tax or other changes, by the United States or other international jurisdictions, related to products manufactured in one or more jurisdictions where the Company does business (xx) security breaches and other disruptions that could compromise our information systems; (xxi) the impact of disruptions in our supply chain or delivery chains; (xxii) litigation against us; (xxiii) the impact of health epidemics or widespread outbreak of contagious disease; and (xxiv) various other risks as outlined under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for fiscal year ending December 31, 2019 and other filings with the Securities and Exchange Commission. There can be no assurance that statements made in this press release relating to future events will be achieved. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on behalf of the Company are expressly qualified in their entirety by such cautionary statements.

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